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                       Securities and Exchange Commission
                             Washington, D.C. 20549
                            ________________________


                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 12, 1996


                          HEALTHCARE ACQUISITION CORP.


             (Exact name of registrant as specified in its charter)


                  Delaware                                      0-26538
(State or other jurisdiction of incorporation)            (Commission File No.)




       200 East Broward Boulevard                                33301
              P.O. Box 1900                                    (Zip Code)
     Fort Lauderdale, Florida 33301
(Address of principal executive office)


       Registrant's telephone number, including area code: (954) 761-2908


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ITEM 5.  OTHER EVENTS

     On November 12, 1996, Healthcare Acquisition Corp. ("Registrant"), Healthcare Acquisition Inc., a Texas corporation ("Acquisition") which is a wholly owned subsidiary of Registrant, and Encore Orthopedics, Inc., a Texas corporation ("Encore"), entered into an Agreement and Plan of Merger ("Merger Agreement") dated November 12, 1996 pursuant to which Acquisition will merge with and into Encore (the "Merger"), and whereby Encore will be the surviving corporation and become a wholly-owned subsidiary of the Registrant, subject to the terms and conditions of the Merger Agreement which will be submitted to the stockholders of the Registrant and Encore for their approval.

     Background

     Registrant was formed in March 1995 as a Specified Purpose Acquisition Company(R)(1), the objective of which is to acquire an operating business in the health care industry by merger, exchange of stock, stock or asset acquisition or similar type of reorganization (a "Business Combination"). In March 1996, Registrant successfully consummated an initial public offering of its equity securities (the "IPO") from which it derived net proceeds of approximately $9,000,000 after expenses. $8,383,500 of such amount was placed in a trust account (the "Trust Fund") and invested in short-term United States government securities. The funds held in the Trust Fund will be released upon the consummation of a Business Combination. The balance of the net proceeds from the IPO is available for use by Registrant in its pursuit of a Business Combination. Other than its pursuit of a Business Combination, Registrant has not engaged in any business to date. If Registrant does not consummate a Business Combination by September 8, 1997 or, if certain criteria are met, March 8, 1998, it will be dissolved pursuant to the terms of its Certificate of Incorporation.

     The Merger

     Subject to the terms and conditions of the Merger Agreement, other than shares held by Encore shareholders who receive cash upon the exercise of their dissenters' rights under Texas law, Encore Common Stock and Encore Series A Preferred Stock will be converted into HCAC Common Stock and warrants to purchase HCAC Common Stock for a four year period at an initial exercise price of $7.00 per share New HCAC $7.00 Warrants. The exact conversion ratio cannot be determined at this time, however, the conversion ratio will be determined as follows: First, HCAC and Encore will determine the total number of shares of HCAC Common Stock ("New HCAC Common Stock") and New HCAC $7.00 Warrants ("New HCAC $7.00 Warrants") that will either be issued upon conversion of Encore Common Stock and Encore Series A Preferred Stock in the Merger or will be reserved for issuance pursuant to outstanding Encore Common Stock options having an exercise price of less than $5.00 per share ("Included Stock Options"). HCAC will assume all outstanding Encore Common Stock options at the Effective Time, as described below.

--------------------

(1) Specified Purposed Acquisition Company is a registered service mark of GKN Securities Corp.


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The number of shares of New HCAC Common Stock will be determined by dividing
$40,000,000 (less any amounts payable by Encore to shareholders exercising dissenters' rights) by the result obtained by dividing (i) the sum of (a) $150,000 plus (b) the amount of cash HCAC has on hand as of the effective date of the Merger (less any amounts payable by HCAC to stockholders who exercise their "Conversion Rights" as described below or to pay any accounts payable owed by HCAC on such date) by (ii) the number of shares of HCAC Common Stock issued and outstanding immediately prior to the consummation of the Merger (after deducting the shares to be converted). The number of New HCAC $7.00 Warrants will be equal to 15% of the number of shares of New HCAC Common Stock. Second, the New HCAC Common Stock and New HCAC $7.00 Warrants will be allocated so that each share of Encore Series A Preferred Stock is converted into (A)
1.25 shares of New HCAC Common Stock for every share of New HCAC Common Stock into which a share of Encore Common Stock is converted in the Merger, and (B)
1.25 New HCAC $7.00 Warrants for every New HCAC $7.00 Warrant into which a share of Encore Common Stock is converted in the Merger. The number of shares of HCAC Common Stock and New HCAC $7.00 Warrants issuable upon the exercise of the Included Stock Options (as described below) will be reserved for issuance from the New HCAC Common Stock and the New HCAC $7.00 Warrants. No fractional shares of HCAC Common Stock or New HCAC $7.00 Warrants for fractional shares will be issued. The conversion formula is more specifically set forth in the Merger Agreement.

     At the Effective Time, the Included Stock Options and all other outstanding Encore Common Stock options will be assumed by HCAC and, thereafter, will be exercisable for HCAC Common Stock and New HCAC $7.00 Warrants. Pursuant to such assumed stock options, optionees shall have the right to receive from HCAC, in accordance with the terms of such option, for each share of Encore Common Stock for which, and at the exercise price at which, such options were exercisable immediately prior to the consummation of the Merger, the number of shares of HCAC Common Stock and New HCAC $7.00 Warrants into which a share of Encore Common Stock is converted by virtue of the Merger.

     Pursuant to the Merger Agreement, an amount of HCAC Common Stock issued in the Merger equal to ten percent (10%) of the New HCAC Common Stock ("Escrow Shares") shall be deposited in escrow by certain Encore shareholders and will be forfeited if certain sales targets are not met for Encore's fiscal year ended December 31, 1996. Terms of the escrow are more specifically set forth in the Merger Agreement.

     The consummation of the Merger is conditioned upon various matters including, among others, (i) approval of the Merger Agreement by the vote of a majority of the outstanding shares of HCAC Common Stock, and holders of less than twenty percent (20%) in interest of shares held by the Public Stockholders (as hereinafter defined) elect to have their shares converted into cash pursuant to the conversion rights ("Conversion Rights"), set forth in Article Sixth of the Registrant's Certificate of Incorporation, and (ii) approval of the Merger Agreement by 66-2/3% of the shareholders of Encore and holders of less than five percent (5%) of the aggregate number of outstanding shares of Encore Common Stock and Encore Series A Preferred Stock exercise their statutory dissenters' rights. In addition, the Merger Agreement contains representations and

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warranties by each of the parties to the Merger Agreement which must be true and accurate at the effective time of the Merger and certain covenants that must be fulfilled or waived by the parties to the Merger Agreement before the effective time of the Merger.

     As stated above, the affirmative vote of a majority of the outstanding shares of HCAC Common Stock is required to approve the Merger Agreement; provided, however, if twenty percent (20%) or more in interest of the Public Stockholders vote against the Merger and follow certain procedures to exercise their Conversion Rights, the Registrant will not consummate the Merger. The stockholders of the Registrant who were stockholders prior to its initial public offering ("Initial Stockholders"), have agreed to vote the shares of HCAC Common Stock held by them prior to Registrant's initial public offering in accordance with the vote of the majority of all other shares of HCAC Common Stock ("Public Shares") that are voted on the proposal to approve the Merger Agreement. If the Registrant consummates the Merger, the holders of the Public Shares (hereinafter, the "Public Stockholders"), who vote against the Merger and follow certain procedures have the right to exercise their Conversion Rights and thereby demand that the Registrant convert their shares to cash for a per share conversion price equal to the amount held in the Trust Fund divided by the number of shares held by the Public Stockholders. The Initial Shareholders are deemed "Public Shareholders" with respect to any Public Shares they hold. Based upon the amount in the Trust Fund plus accrued interest thereon, as of September 30, 1996, which was approximately $8,617,000, the conversion price would be approximately $5.00 per share.

     Operations after the Merger

     As a result of the Merger, Acquisition will be merged with and into Encore and Encore will be the surviving corporation and become a wholly owned subsidiary of Registrant. Subject to stockholder approval, Registrant's Certificate of Incorporation will be amended as of the consummation of the Merger to (i) change its name to "Encore Medical Corporation"; (ii) eliminate Article Sixth of the Certificate of Incorporation which contains provisions that are inapplicable after a Business Combination is consummated; (iii) increase the authorized number of shares of HCAC Common Stock from 20,000,000 to 35,000,000 shares; and (iv) provide for a classified Board of Directors consisting of three classes. One class of the Board of Directors will be originally elected for a term expiring at the annual meeting of stockholders to be held in 1998, another class will be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, and the remaining class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2000. Each class thereafter will be elected for a three year term.

     Effective upon consummation of the Merger, the Board of Directors will consist of ten members. Three members of the newly constituted Board shall be from Registrant's existing Board and the remaining seven members shall be designees of Encore. In addition, Registrant's two executive officers will resign effective at the consummation of the Merger, and will be replaced by the current officers of Encore. Encore's current officers and management will become the officers and management of the surviving corporation of the Merger.

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     Certain Information about Encore.

     Encore is an Austin, Texas based corporation which is engaged in the business of designing, manufacturing, marketing and selling products for the orthopedic implant industry. Such products include total knee joint implant products, total hip implant products, a total shoulder implant product and a variety of trauma implant products.

     Encore commenced active operations in the second quarter of 1992 and its December 31, 1995 audited financial statements reflected revenues of approximately $13,791,000 for the fiscal year ended December 31, 1995, resulting in net income of approximately $1,408,000 for the same period. Unaudited results for the nine months ended September 27, 1996, reflected revenues of approximately $11,616,000, which resulted in net income of approximately $291,000.

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

         (c)   The following documents are filed herewith as exhibits:

               2.1 Agreement of Merger dated November 12, 1996 (without exhibits or schedules)



                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                HEALTHCARE ACQUISITION CORP.




                                /s/ Jay M. Haft
                                -----------------------------------------

                                Name: Jay M. Haft
                                Title:   Chairman of the Board




Dated: December 3, 1996






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